Execution Version

PERFORMANCE GUARANTY
PERFORMANCE GUARANTY (this “Guaranty”), dated as of September 23, 2020, by Fox Sports Net, LLC, a Delaware limited liability company (“FSN”), in favor of Credit Suisse AG, New York Branch, as the Administrative Agent under the Loan Agreement (as defined below) for the benefit of itself, each Lender, each Secured Party and, with respect to any Indemnified Losses, any other Indemnified Party (the “Administrative Agent”), during the period from and including the date hereof to but excluding the Guaranty Termination Date (as defined below). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.
WHEREAS, concurrently herewith, the Originators are entering into that certain Initial Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Initial Purchase and Sale Agreement”), among the Originators and Diamond Sports Finance SPV, LLC (the “Borrower”);
WHEREAS, from time to time following the Closing Date, certain JV Originators may enter into one or more JV Purchase and Sale Agreements (as amended, restated, supplemented or otherwise modified from time to time, the “JV Purchase and Sale Agreements”), among the applicable JV Originator(s) and the Borrower;
WHEREAS, concurrently herewith, FSN and the Borrower are entering into a credit facility pursuant to, among other agreements, a Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among FSN, as Initial Servicer, the Borrower, Wilmington Trust, National Association, as Collateral Agent, Paying Agent and Account Bank, the lenders from time to time party thereto and the Administrative Agent;
WHEREAS, in accordance with the Loan Agreement, it is a condition precedent to the effectiveness of the Loan Agreement that FSN provide this performance guaranty in favor of the Administrative Agent, for the benefit of itself, each Lender, each Secured Party and, with respect to any Indemnified Losses, any other Indemnified Party;
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, FSN hereby agrees:
Section 1.Performance Guaranty. (a) FSN hereby irrevocably and unconditionally guarantees the due and punctual performance and observance by each Specified FSN Entity, as Originator or JV Originator or in its individual capacity or any other capacity under the Transaction Documents to which any Specified FSN Entity is a party, of its obligations under the Transaction Documents and of all of the terms, covenants, conditions, agreements and undertakings to be performed or observed by any Specified FSN Entity, in any capacity, under the Transaction Documents in accordance with the terms hereof and thereof including any agreement of any Specified FSN Entity, in any capacity, to pay any money under the Transaction Documents (all such terms, covenants, conditions, agreements and undertakings to be performed or observed by any Specified FSN Entity, in any capacity, being collectively referred to as the “Guaranteed Obligations”), in each case after any applicable grace periods or notice requirements, according to the terms of the Transaction Documents; provided, however, that FSN shall not be liable to make any payment in respect of a Guaranteed Obligation (each, a “Guaranteed Payment Obligation”) until two (2) Business Days (as used herein, a “Business Day” shall refer to a day other than a Saturday or a Sunday on which commercial banks are open for business in New York City) following receipt by FSN of written notice from the Administrative Agent that such a Guaranteed Payment Obligation is due that has not been satisfied by any Specified FSN Entity, in any relevant capacity under the Transaction Documents . In the event that any Specified FSN Entity, in any relevant capacity, shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed (after any applicable grace periods and notice requirements, according to the terms of the applicable Transaction Document, and the notice requirements set forth in the preceding sentence), then FSN will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of FSN hereunder to perform or observe any Guaranteed Obligation, or to cause such Guaranteed Obligation to be performed or observed, that the Administrative Agent shall have first made any request of or demand upon or given any notice to FSN (other than the notice required pursuant to the preceding sentence) or to any Specified FSN Entity or its successors or assigns, or have instituted any action or proceeding against FSN or any Specified FSN Entity or its successors or assigns in respect thereof. The obligations of FSN hereunder shall be unsubordinated and rank pari passu with the senior unsecured debt of FSN. FSN hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the validity, regularity or enforceability of any Transaction Document, any change therein or amendment thereto, the absence of any action by Administrative Agent or any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise, any waiver or consent by any Specified FSN Entity, in any capacity, with respect to any provision thereof, the recovery of any judgment against any Specified FSN Entity, in any capacity, or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) any difference between the law selected as the governing law of any applicable Transaction Document and the law selected as the governing law of this Guaranty. FSN covenants that this Guaranty will not be discharged except by complete performance and satisfaction in full of the Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, this Guaranty shall be discharged in its entirety on the Guaranty Termination Date; provided, however, that this Guaranty shall not be discharged on the Guaranty Termination Date in respect of any claims made pursuant to and in accordance with this Guaranty prior to the Guaranty Termination Date, which have not yet been satisfied. For the avoidance of doubt and notwithstanding anything to the contrary herein or in any Transaction Document, this Guaranty is a guaranty of payment and performance and not of collection. The Administrative Agent shall not be obligated to enforce or exhaust its remedies against any Specified FSN Entity or under any Transaction Document before proceeding to enforce this Guaranty. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Pool Receivable by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

(b)    FSN herby waives (i) promptness and diligence; (ii) notice of the incurrence of any additional obligations by any Specified FSN Entity; (iii) notice of any actions taken by the Administrative Agent, any Lender or any Secured Party under any Transaction Document; (iv) acceptance of this Guaranty and reliance thereon by the Administrative Agent, each Lender and each Secured Party; (v) any failure of any Secured Party to disclose to any DSG Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of any other DSG Party now or hereafter known to such Secured Party, and any duty of any Secured Party to disclose such information and (vi) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations, and all other formalities of every kind in connection with the enforcement of the Guaranteed Obligations, the omission of or delay in which might constitute grounds for relieving FSN of its obligations under this Guaranty.
(c)    FSN, in respect of any amounts owing from any Specified FSN Entity, in any capacity under the Transaction Documents, that are paid by FSN pursuant to the provisions of this Guaranty to any third party, shall be subrogated to all rights of such third party to receive payments of such amounts from any Specified FSN Entity; provided, however, that FSN shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all amounts payable under the Loan Agreement and all Guaranteed Payment Obligations have been paid in full.
(d)    FSN further agrees that, to the extent that any Guaranteed Payment Obligation is made by or on behalf of any Specified FSN Entity, which Guaranteed Payment Obligation or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Specified FSN Entity or the estate, trustee, receiver or any other party relating to any Specified FSN Entity, including FSN, under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of the amount so set aside or required to be repaid, the Guaranteed Payment Obligation or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payments, reduction or satisfaction occurred.
Section 2.    Representation and Warranties. FSN hereby represents and warrants as follows:
(a)    Organization and Powers. FSN is (i) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of Delaware, (ii) has the corporate or other organizational power and authority to participated in the transactions contemplated by this Guaranty and the other Transaction Documents and to execute, deliver and perform its obligations under each Transaction Document to which it is a party, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Authorization and Enforceability. This Guaranty has been duly authorized, executed and delivered by FSN and constitutes, and each other Transaction Document to which it is to be a party, when executed and delivered by FSN, will constitute, a legal, valid and binding obligation of FSN, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No Violation. The transactions contemplated by this Guaranty and the other Transaction Documents (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Transaction Documents, (ii) will not violate the limited liability company agreement of FSN, (iii) will not violate any requirements of Applicable Law applicable to FSN, (iv) will not conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which FSN is a party or by which it or any of its properties is bound and (v) will not result in the creation or imposition of any Lien on any asset of the FSN except Liens created under the Transaction Documents, except in the case of each of clauses (i), (iii) and (iv) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.    Covenants.
(a)    Covenants in Loan Agreement and Other Transaction Documents. All covenants of or with respect to the Performance Guarantors made in the Loan Agreement or in any other Transaction Document (as they apply to FSN) are repeated herein as though fully set forth herein and FSN agrees to comply with such covenants.
(b)    Further Assurances. FSN shall do such further acts and things, and execute and deliver to the Administrative Agent such additional assignments, agreements, powers of attorney and instruments, as are necessary or desirable to carry into effect the purposes of this Guaranty or the other Transaction Documents or to better assure and confirm unto the Administrative Agent and the other Secured Parties their rights, powers and remedies hereunder. If FSN fails to perform any of its agreements or obligations under this Section 3(b), then the Administrative Agent may, upon notice to FSN, perform such agreement or obligation to the extent practicable, and the actual and reasonable out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by FSN upon the Administrative Agent‘s demand therefor.
Section 4.    Miscellaneous.
Section 4.1    Notices. All notices to FSN under this Guaranty, until FSN furnishes written notice to the contrary, shall be in writing and mailed, electronically mailed (with confirmation thereof by reply email from the intended recipient or a read receipt (provided that an automatically generated out-of-office reply shall not constitute a read receipt)), faxed or hand delivered to: 10706 Beaver Dam Rd., Cockeysville, MD 21030; Attention: Lucy Rutishauser; Email:     lrutisha@sbgtv.com; ncwittich@sbgtv.com; dbochenek@sbgtv.com.

Section 4.2    Governing Law. THIS GUARANTY, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS GUARANTY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
Section 4.3    Submission to Jurisdiction. The Administrative Agent may enforce any claim arising out of this Guaranty in any State or federal court having subject matter jurisdiction and located in New York, New York. For the purpose of any action or proceeding instituted with respect to any such claim, FSN hereby irrevocably submits to the jurisdiction of such courts. FSN irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to FSN, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or preclude the Administrative Agent from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. FSN hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in New York, New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
Section 4.4    Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT EXTENSION, THIS GUARANTY OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS GUARANTY.
Section 4.5    Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.
Section 4.6    Attorney’s Cost. FSN agrees to pay all reasonable and actual out-of-pocket attorney’s fees and disbursements and all other reasonable and actual out-of-pocket costs and expenses which may be incurred by the Administrative Agent in the enforcement of this Guaranty, in accordance with the provisions of Section 12.04 of the Loan Agreement (as if such obligations applied to FSN in lieu of the Borrower).
Section 4.7    Set-off. The obligations of FSN under this Guaranty shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which FSN may now or hereafter have against the Administrative Agent or any Secured Party. The Administrative Agent is hereby authorized (in addition to any other rights it may have under the Loan Agreement or other Transaction Documents) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or any other Secured Party (including by any branches or agencies of such Secured Party) to, or for the account of FSN or any Specified FSN Entity against amounts owing by FSN hereunder (even if contingent or unmatured).
Section 4.8    Currency of Payment. Any payment to be made by FSN shall be made in the same currency as designated for payment in the Loan Agreement and such designation of the currency of payment is of the essence.
Section 4.9    Defined Terms; Rules of Construction. As used herein, the following terms shall have the meaning set forth below.
“Administrative Agent” has the meaning set forth in the preamble.
“Borrower Obligation” has the meaning set forth in the Loan Agreement.
“Credit Extension” has the meaning set forth in the Loan Agreement.
“FSN” has the meaning set forth in the preamble.
“Guaranteed Obligation” has the meaning set forth in Section 1(a).
“Guaranteed Payment Obligation” has the meaning set forth in Section 1(a).
“Guaranty” has the meaning set forth in the preamble.
“Guaranty Termination Date” shall mean the date upon which each Originator’s obligations and the Borrower Obligations have been paid in full and the Loan Agreement and related Transaction Documents have been terminated in accordance with the terms thereof.
“Indemnified Losses” means “Originator Indemnified Amounts” as defined in the Initial Purchase and Sale Agreement (and shall include any equivalent term used in any JV Purchase and Sale Agreement).
“Indemnified Party” means “Originator Indemnified Party” as defined in the Initial Purchase and Sale Agreement (and shall include any equivalent term used in any JV Purchase and Sale Agreement).
“JV Originator” has the meaning set forth in the Loan Agreement.
“Loan Agreement” has the meaning set forth in the recitals.
“Lender” has the meaning set forth in the Loan Agreement.
“Originator” has the meaning set forth in the Initial Purchase and Sale Agreement (and shall include, for the avoidance of doubt, any additional Person added as “Originator” thereunder from time to time in accordance with Article IX thereof).

“Specified FSN Entity” means each Originator and any JV Originator that becomes party to any JV Purchase and Sale Agreement from time to time following the Closing Date.
“Secured Party” has the meaning set forth in the Loan Agreement.
“Transaction Documents” has the meaning set forth in the Loan Agreement.
The foregoing defined terms shall be equally applicable to both the singular and plural forms of the defined terms. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9, unless the context requires application of another jurisdiction’s UCC, in which case, such terms are defined as in the UCC of that jurisdiction. The words “hereof”, “herein”, “hereunder” and similar terms when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Guaranty unless otherwise specified. The term “include” and all variations thereon shall mean “include without limitation” and the term “or” shall include “and/or”. Any reference in this Guaranty to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time. Any reference in this Guaranty to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action (and any successor thereto) as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Unless otherwise stated in this Guaranty, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 4.10    Binding Effect; Assignability; Amendment. This Guaranty shall be binding upon and inure to the benefit of the Administrative Agent, on behalf of each Lender and each Secured Party, and its successors and permitted assigns. FSN may not (i) assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein, or (ii) amend this Guaranty, in each case, without the express prior written consent of the Administrative Agent. Any such purported assignment, transfer, hypothecation, other conveyance, or amendment by FSN without the prior express written consent of the Administrative Agent shall be void. No amendment or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and FSN.
Section 4.11    No Waiver; Remedies. The failure by the Administrative Agent, at any time or times, to require strict performance by FSN of any provision of this Guaranty shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of FSN contained in this Guaranty, and no breach or default by FSN hereunder or thereunder, shall be deemed to have been suspended or waived by the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Administrative Agent and directed to FSN specifying such suspension or waiver. The rights and remedies of the Administrative Agent under this Guaranty shall be cumulative and nonexclusive of any other rights and remedies that the Administrative Agent may have under any other agreement, including the Transaction Documents, by operation of law or otherwise.
Section 4.12    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate the remaining provisions hereof or thereof.
Section 4.13    Administrative Agent Rights. Notwithstanding any provision hereof to the contrary, the Administrative Agent shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Loan Agreement as if set forth herein, mutatis mutandis.
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IN WITNESS HEREOF, the undersigned have signed this Guaranty as of the date first written above.
Fox Sports Net, LLC

By: /s/ Christopher Ripley
Name: Christopher Ripley
Title: Chief Executive Officer

[Signature Page to Performance Guaranty]

ACKNOWLEDGEMENT AND AGREEMENT
The Administrative Agent (for the benefit of itself, each Lender, each Secured Party and, with respect to any Indemnified Losses, any other Indemnified Party) hereby acknowledges and consents to the provisions of the foregoing Guaranty.
Credit Suisse AG, New York Branch, as Administrative Agent

By: /s/ Enrique Flores
Name: Enrique Flores
Title: Vice President

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

[Signature Page to Performance Guaranty Acknowledgment]